
<ARTICLE> 5 <LEGEND>
This financial data schedule (which includes Exhibit 27.1 to 27.4) on form 10-Q for the nine and six month periods ended September 30, 1998 and June 30, 1998, respectively, and the restated nine and six month periods ended September 30, 1997 and June 30, 1997, respectively, contains summary financial information which is incorporated by reference from the 1998 and 1997 quarterly reports and extracted from the Condensed Consolidated Statements of Operations, and Condensed Consolidated Statements of Cash Flows, and is qualified in its entirety by reference to the financial statement within the report on form 10-Q filing.

Any item provided in the schedule, in accordance with the rules governing the schedule, will not be subject to liability under the federal securities laws, except to the extent that the financial statements and other information from which the data were extracted violate the federal securities laws. Also, pursuant to item 601(c)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), the schedule shall not be deemed filed for purposes of Section 11 of the of the Securities Act of 1933, Section 18 of the Securities Exchange Act of 1934 and Section 323 of the Trust Indenture Act of
1939, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.

</LEGEND>
<CIK> 0001012704
<NAME> UGLY DUCKLING CORP
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                       DEC-31-1997
<PERIOD-END>                            SEP-30-1998
<CASH>                                          955
<SECURITIES>                                 20,076
<RECEIVABLES>                                66,256
<ALLOWANCES>                                  5,572
<INVENTORY>                                  36,184
<CURRENT-ASSETS>                                  0<F1>
<PP&E>                                       32,190
<DEPRECIATION>                                6,509
<TOTAL-ASSETS>                              278,788
<CURRENT-LIABILITIES>                             0<F1>
<BONDS>                                           0
<PREFERRED-MANDATORY>                             0
<PREFERRED>                                       0
<COMMON>                                    173,285
<OTHER-SE>                                    8,133
<TOTAL-LIABILITY-AND-EQUITY>                278,788
<SALES>                                     216,111
<TOTAL-REVENUES>                            252,473
<CGS>                                       123,976
<TOTAL-COSTS>                                     0
<OTHER-EXPENSES>                             67,408
<LOSS-PROVISION>                             45,053
<INTEREST-EXPENSE>                            1,687
<INCOME-PRETAX>                              14,349
<INCOME-TAX>                                  5,777
<INCOME-CONTINUING>                           8,572
<DISCONTINUED>                               (9,591)
<EXTRAORDINARY>                                   0
<CHANGES>                                         0
<NET-INCOME>                                 (1,019)
 <EPS-PRIMARY>                                (0.05)
<EPS-DILUTED>                                 (0.05)

<F1>UNCLASSIFIED BALANCE SHEET


